Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FIRST QUARTER 2023 RESULTS

RECORD $1.37 EARNINGS PER SHARE FOR ANY FIRST QUARTER
RECORD $449.4 MILLION HOME CLOSINGS REVENUE FOR ANY FIRST QUARTER
RECORD $630.9 MILLION NEW HOME ORDERS FOR ANY QUARTER, UP 75.3%
DEBT TO TOTAL CAPITAL OF 23.8%; NET DEBT TO TOTAL CAPITAL OF 13.3%

PLANO, Texas, May 3, 2023 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its first quarter ended March 31, 2023.

“We are pleased to report that Green Brick kicked off 2023 with the best first quarter results in our history. We delivered 761 homes which was a record for any first quarter. Home closings revenue increased 24% year-over-year to $449 million. We were able to sustain a high homebuilding gross margin of 27.6%, which was one of the highest among public homebuilders in the first quarter and is up 140 bps sequentially,” said Jim Brickman, CEO and Co-Founder. “As a result, our earnings per diluted share grew 14% to $1.37 for the quarter.”

“More importantly, sales momentum during the first quarter was exceptionally strong. Despite a stormy housing environment, net sales accelerated across all our builder brands and were up 78% year-over-year and 152% sequentially to 1,067 homes, the second highest quarter in company history. Not only did we see strong demand in move-in ready homes, but we also experienced a resurgence of orders for build jobs and demand for homes in early construction stages. Our quarterly absorption rate surged to its highest level ever of 13.3 homes per active selling community. Furthermore, our cancellation rate improved significantly by 14 percentage points from last quarter to 6.2%, the lowest among public homebuilders. As a result, our backlog increased 49% sequentially to $551 million, and spec percentage of units under construction decreased to a more desirable level of 59%. Due to the strength in our sales pace, we reduced incentives in some communities, selectively raised prices and started metering sales in a few communities. We believe our presence in infill locations will continue to differentiate us from the industry and allow us to generate superior results,” continued Mr. Brickman.

Rick Costello, CFO, added, “We believe that we are well positioned to take market share with a strong balance sheet and ample high quality lots in infill locations. As of March 31, 2023, our debt to total capital ratio decreased 500 bps year-over-year to 23.8% while net debt to total capital ratio was down even further to 13.3%. During the first quarter, we returned $15.4 million back to shareholders through our existing stock repurchase program. In April, the Board approved a new stock repurchase program with an additional $100 million authorization, bringing our total repurchase authorization to $133 million. We will continue to evaluate and allocate our capital efficiently to maximize long-term shareholder return.”

Results for the Quarter Ended March 31, 2023:
For the quarter ended March 31, 2023, our new homes delivered, total revenues, net income attributable to Green Brick, and earnings per share reflect records for any first quarter since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2023	2022	Increase
New homes delivered	761	658	15.7%

Total revenues	$452,061	$393,616	14.8%
Total cost of revenues	327,455	285,260	14.8%
Total gross profit	$124,606	$108,356	15.0%
Income before income taxes	$87,172	$82,633	5.5%
Net income attributable to Green Brick Partners, Inc.	$64,180	$61,577	4.2%

Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.37	$1.20	14.2%

Residential units revenue	$450,362	$364,661	23.5%
Average sales price of homes delivered	$590.6	$551.8	7.0%
Homebuilding gross margin percentage	27.6%	27.8%	-20 bps

Backlog	$550,593	$866,621	(36.5)%
Homes under construction	1,759	2,516	(30.1)%

2023 Share Repurchase Program
On April 27, 2023, the Board of Directors (the “Board”) approved a new stock repurchase program (the “2023 Repurchase Plan”) that authorizes the Company to purchase, from time to time, up to an additional $100.0 million of our outstanding common stock upon completion of our prior stock repurchase program, through open market repurchases in compliance with Rule 10b-18 under the Exchange Act and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. Shares repurchased will be retired. The 2023 Repurchase Plan has no time deadline and will continue until otherwise modified or terminated by the Board at any time in its sole discretion.

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2023 at 12:00 p.m. Eastern Time on Thursday, May 4, 2023. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/946654214

A telephone replay of the call will be available through June 3, 2023. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Residential units revenue	$450,362	$364,661
Land and lots revenue	1,699	28,955
Total revenues	452,061	393,616
Cost of residential units	326,124	263,430
Cost of land and lots	1,331	21,830
Total cost of revenues	327,455	285,260
Total gross profit	124,606	108,356
Selling, general and administrative expenses	(45,945)	(34,265)
Equity in income of unconsolidated entities	4,221	5,687
Other income, net	4,290	2,855
Income before income taxes	87,172	82,633
Income tax expense	19,031	18,437
Net income	68,141	64,196
Less: Net income attributable to noncontrolling interests	3,961	2,619
Net income attributable to Green Brick Partners, Inc.	$64,180	$61,577

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.38	$1.20
Diluted	$1.37	$1.20
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	45,945	50,586
Diluted	46,351	50,924

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$177,271	$76,588
Restricted cash	18,416	16,682
Receivables	7,256	5,288
Inventory	1,373,014	1,422,680
Investments in unconsolidated entities	77,059	74,224
Right-of-use assets - operating leases	3,076	3,458
Property and equipment, net	3,913	2,919
Earnest money deposits	19,530	23,910
Deferred income tax assets, net	16,448	16,448
Intangible assets, net	429	452
Goodwill	680	680
Other assets	9,364	12,346
Total assets	$1,706,456	$1,655,675
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$52,862	$51,804
Accrued expenses	108,492	91,281
Customer and builder deposits	36,948	29,112
Lease liabilities - operating leases	3,187	3,582
Borrowings on lines of credit, net	(2,453)	17,395
Senior unsecured notes, net	335,920	335,825
Notes payable	14,607	14,622
Total liabilities	549,563	543,621
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	30,291	29,239
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 46,211,430 issued and 45,743,555 outstanding as of March 31, 2023 and 46,032,930 issued and outstanding as of December 31, 2022, respectively	462	460
Treasury stock, at cost: 467,875 shares as of March 31, 2023 and none as of December 31, 2022	(15,351)	—
Additional paid-in capital	263,545	259,410
Retained earnings	817,802	754,341
Total Green Brick Partners, Inc. stockholders’ equity	1,114,154	1,061,907
Noncontrolling interests	12,448	20,908
Total equity	1,126,602	1,082,815
Total liabilities and equity	$1,706,456	$1,655,675

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2023	2022	Change	%
Home closings revenue	$449,430	$363,063	$86,367	23.8%
Mechanic’s lien contracts revenue	932	1,598	(666)	(41.7)%
Residential units revenue	$450,362	$364,661	$85,701	23.5%
New homes delivered	761	658	103	15.7%
Average sales price of homes delivered	$590.6	$551.8	$38.8	7.0%

Land and Lots Revenue (dollars in thousands)	Three Months Ended March 31,
	2023	2022	Change	%
Lots revenue	$1,699	$1,955	$(256)	(13.1)%
Land revenue	—	27,000	(27,000)	(100.0)%
Land and lots revenue	$1,699	$28,955	$(27,256)	(94.1)%
Lots closed	18	33	(15)	(45.5)%
Average sales price of lots closed	$94.4	$59.2	$35.2	59.5%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2023	2022	Change	%
Net new home orders	1,067	601	466	77.5%
Revenue from net new home orders	$630,928	$359,829	$271,099	75.3%
Average selling price of net new home orders	$591.3	$598.7	(7.4)	(1.2)%
Cancellation rate	6.2%	8.0%	(1.8)%	(22.5)%
Absorption rate per average active selling community per quarter	13.3	8.0	5.3	66.3%
Average active selling communities	80	75	5	6.7%
Active selling communities at end of period	79	76	3	3.9%
Backlog	$550,593	$866,621	$(316,028)	(36.5)%
Backlog units	843	1,423	(580)	(40.8)%
Average sales price of backlog	$653.1	$609.0	$44.1	7.2%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	March 31, 2023				December 31, 2022
	Central	Southeast		Total	Central	Southeast		Total
Lots owned
Finished lots	2,351	1,190		3,541	1,901	998		2,899
Lots in communities under development	9,674	1,362		11,036	10,309	1,698		12,007
Land held for future development(1)	6,575	—		6,575	6,575	—		6,575
Total lots owned	18,600	2,552	—	21,152	18,785	2,696		21,481

Lots controlled
Lots under third party option contracts	1,865	3		1,868	2,212	6		2,218
Land under option for future acquisition and development	408	18		426	110	18		128
Lots under option through unconsolidated development joint ventures	1,289	402		1,691	1,289	411		1,700
Total lots controlled	3,562	423		3,985	3,611	435		4,046
Total lots owned and controlled (2)	22,162	2,975		25,137	22,396	3,131	—	25,527
Percentage of lots owned	83.9%	85.8%		84.1%	83.9%	86.1%		84.2%

(1) Land held for future development consist of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of March 31, 2023 and December 31, 2022.

	March 31, 2023	December 31, 2022
Total lots owned	21,152	21,481
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	426	128
Lots under option through unconsolidated development joint ventures	1,691	1,700
Total lots self-developed	23,269	23,309
Self-developed lots as a percentage of total lots owned and controlled	92.6%	91.3%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months ended March 31, 2023 and 2022 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2023	2022
Residential units revenue	$450,362	$364,661
Less: Mechanic’s lien contracts revenue	(932)	(1,598)
Home closings revenue	$449,430	$363,063
Homebuilding gross margin	$123,915	$100,973
Homebuilding gross margin percentage	27.6%	27.8%

Homebuilding gross margin	123,915	100,973
Add back: Capitalized interest charged to cost of revenues	3,626	2,861
Adjusted homebuilding gross margin	$127,541	$103,834
Adjusted homebuilding gross margin percentage	28.4%	28.6%

The following table represents the non-GAAP measure of net debt to total capitalization ratio as of March 31, 2023 and reconciles it to the total debt to capitalization ratio, the most directly comparable GAAP measure.

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$348,074	$(177,271)	$170,803
Total Green Brick Partners, Inc. stockholders’ equity	1,114,154	—	1,114,154
Total capitalization	$1,462,228	$(177,271)	$1,284,957

Debt to total capitalization ratio	23.8%
Net debt to total capitalization ratio			13.3%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder, Challenger Homes, located in Colorado Springs. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our expectations for improvement of cycle times and the impact of such improvement on future deliveries and results of operations; (ii) our expectations for future unit deliveries, the pace of such deliveries and the factors that impact the pace of future deliveries; (iii) our intention to manage sales, pricing and inventory levels for each of our communities; (iv) our strategic advantages and their impact on our growth and results of operations, as well as our positioning amongst public homebuilders; (v) the benefits of our lot and land positions and locations, as well as their impacts on our results and future growth; (vi) our positioning and flexibility to capitalize on market opportunities and grow our market share as well as the impact on our financial and operational performance; (vii) our strategies to maintain and strengthen our balance sheet, cash flows and margins, and our positioning in the industry; (viii) our performance in a volatile market; (ix) our beliefs that we operate among the most advantageous markets in the U.S., the strengths of our markets and the future developments within such markets; (ix) the demand for home ownership in the markets in which we operate and our ability to capitalize on such demand, including through our Trophy Brand products; (x) the impact of higher interest rates on home ownership trends; (xi) the ability and speed to ramp up home construction and land development operations, and react to other market factors; (xii) our expectations related to the improvement and timing of margin performance; (xiii) our beliefs related to the levels of unmet demand in our markets and our ability to capitalize on such demand; (xiv) our expectations regarding future returns on equity and long-term value for our shareholders; (xv) our cadence of closings and starts, as well as lot completions in 2023; (xvi) our expectations regarding our competition and ability to grow our market share; and (xvii) our expectations regarding growth and expansion of our Trophy brand, including the timing on opening its new Austin community. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increased interest rates and inflation, that could adversely impact demand for new homes or the ability of potential buyers to qualify for acceptable financing; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of qualified labor; (6) an inability to acquire land in our markets at acceptable prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. With respect to repurchases under the Company’s stock repurchase programs, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the market price of the Company’s common stock, prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. With respect to repurchases under the Company’s stock repurchase programs, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the market price of the Company’s common stock, prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates.

In addition to the risks mentioned above, declines in sales pace, inability to sufficiently reduce cycle times and other factors which we are unable to predict or control, could prevent us from sustaining quarterly delivery pace expectations. Furthermore, our beliefs related to our ability to sustain and improve margin performance are based upon observations of currently existing market conditions and our expectations of future improvement of cycle times, which could be adversely affected by the risk factors mentioned above as well as changes in market conditions and other risks that are currently unpredictable and may be outside of our control. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
(469) 808-1014
IR@greenbrickpartners.com